Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-101222) of Pediatrix Medical Group, Inc. of our report dated June 26, 2007 relating to the financial statements of Pediatrix Medical Group Thrift and Profit Sharing Plan as amended and restated, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida
August 6, 2007